Exhibit 21.1


                  Subsidiaries of the Registrant


     Set forth below is a listing, by name and state of incorporation, of each corporation which is, as of the date of this Report, or was, at any time since the first day of the fiscal year ended January 31, 1997, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation was a 100% owned subsidiary during such fiscal year and continues in existence as a 100% owned subsidiary of the Registrant as of the date of this Report.


      1)  Atlantic Pump & Equipment Company of Miami, Inc., a
          Florida corporation, acquired by the Registrant September
          1, 1995.

      2) Atlantic Pump and Equipment Co. of Puerto Rico, a Florida corporation, acquired by the Registrant September 1, 1995.

      3)  Atlantic Pump & Equipment Company of West Palm Beach,
          Inc., a Florida corporation, acquired by the Registrant
          September 1, 1995.

      4) Carolina Pump & Supply Corp., a Rhode Island corporation, acquired by the Registrant September 24, 1985.

      5) Coastal Wholesale, Inc., a Florida corporation, acquired by the Registrant November 5, 1996.

      6) ELASCO Agency Sales, Inc., an Illinois corporation, acquired by the Registrant April 30, 1996.

      7) Elec-Tel Supply Company, a Georgia corporation, acquired by the Registrant April 3, 1995.

      8) Electric Laboratories and Sales Corporation, a Delaware corporation, acquired by the Registrant April 30, 1996.

      9) Florida Pipe & Supply Company, a Florida corporation, acquired by the Registrant December 18, 1995.

      10) Full Circle Transport, Inc., a Florida corporation, acquired by the Registrant September 16, 1996.

      11) Gayle Supply Company, Inc., an Alabama corporation, acquired by the Registrant March 31, 1996.

      12) H Venture Corp., a Florida corporation.

     13)  HHH, Inc., a Delaware corporation.

     14)  HSI Corp., a Delaware corporation.

     15) Hughes Acquisition Corp., a West Virginia corporation, acquired by the Registrant March 25, 1996.

     16)  Hughes Supply FSC, Inc., a Barbados corporation.

     17) J.I. Services Corporation, a Florida corporation, acquired by the Registrant September 16, 1996.

     18)  J & J, Inc., a Georgia corporation, acquired by the
          Registrant November 8, 1996.

     19) JuNo Industries, Inc., a Florida corporation, acquired by the Registrant September 16, 1996.

     20) Metals Incorporated, an Oklahoma corporation, acquired by the Registrant January 24, 1997.

     21) Metals, Inc. - Gulf Coast Division, an Oklahoma corporation, acquired by the Registrant January 24, 1997.

     22) Mills & Lupton Supply Company, a Tennessee corporation, acquired by the Registrant August 19, 1988.

     23) Moore Electric Supply, Inc., a North Carolina corporation, acquired by the Registrant August 1, 1995.

     24) Olander & Brophy, Inc., a Pennsylvania corporation, acquired by the Registrant March 3, 1995.

     25) One Stop Supply, Inc., a Tennessee corporation, acquired by the Registrant March 31, 1988.

     26) Paine Supply of Jackson, Inc., a Mississippi corporation, acquired by the Registrant December 31, 1986.

     27) Palm Pool Products, Inc., a Michigan corporation, acquired by the Registrant September 30, 1996.

     28) Panhandle Pipe & Supply Co., Inc., a West Virginia corporation, acquired by the Registrant December 11, 1996.

     29) Port City Electrical Supply, Inc., a Georgia corporation, acquired by the Registrant March 30, 1995.

     30) R & G Plumbing Supply, Inc., an Alabama corporation, acquired by the Registrant March 31, 1996.

     31) Southwest Stainless, L.P., a Delaware corporation, acquired by the Registrant May 13, 1996.
     32) Stainless Tubular Products, Inc., an Oklahoma corporation, acquired by the Registrant January 24, 1997.

     33) Sunbelt Supply Company, a Texas corporation, acquired by the Registrant December 30, 1996.

     34) USCO Incorporated, a North Carolina corporation, acquired by the Registrant December 23, 1986.

     35) Wholesale Electric Supply Corporation, a New York corporation, acquired by the Registrant December 2, 1996.

     36) Z&L Acquisition Corp., a Delaware corporation, acquired by the Registrant May 13, 1996.

     37) Z&L Acquisition Corp. Of Delaware, Inc., a Delaware corporation, acquired by the Registrant May 13, 1996.